Tompkins Financial 8-K

Exhibit 99.2

For more information contact:
Stephen S. Romaine, President & CEO
Francis M. Fetsko, CFO
Tompkins Financial Corporation  607.273.3210

For Immediate Release
Wednesday, April 25, 2012

Tompkins Financial Corporation
Declares Cash Dividend

ITHACA, NY - Tompkins Financial Corporation (TMP – NYSE Amex)

Tompkins Financial Corporation announced today that its Board of Directors approved payment of a regular quarterly cash dividend of $0.36 per share, payable on May 15, 2012, to common shareholders of record on May 7, 2012.

Tompkins Financial Corporation operates 46 banking offices in the New York State markets served by the Company's three community banks - Tompkins Trust Company, The Bank of Castile, and Mahopac National Bank, and provides insurance through Tompkins Insurance Agencies, Inc. and wealth management through Tompkins Financial Advisors.